Alliance Growth and Income Fund, Inc.       Exhibit 77Q1(a)
811-00126______


Articles Supplementary: Incorporated by reference to Exhibits 1(b), 1(f) and 1(h) to Post-Effective Amendment No. 91 of Registrants Registration Statement on Form N-1A (File Nos. 2-11023 and 811-00126) filed October 30, 1998.

Certificate of Correction: Incorporated by reference to Exhibit 1(c) to Post-Effective Amendment No. 91 of Registrants Registration Statement on Form N-1A (File Nos. 2-11023 and 811-00126) filed October 30, 1998.

Articles of Amendment: Incorporated by reference to Exhibits 1(e) and 1(g) to Post-Effective Amendment No. 91 of Registrants Registration Statement on Form N-1A (File Nos. 2-11023 and 811-00126) filed October 30, 1998.

Amended and Restated By-Laws: Incorporated by reference to Exhibit 2 to Post-Effective Amendment No. 90 of Registrants Registration Statement on Form N-1A (File Nos. 2-11023 and 811-00126) filed January 30, 1998.



Alliance Growth and Income Fund, Inc.             Exhibit 77Q1(e)
811-00126______


Investment Advisory Agreement: Incorporated by reference to Exhibit 5 to Post-Effective Amendment No. 90 of Registrants Registration Statement on Form N-1A (File Nos. 2-11023 and 811-00126) filed January 30, 1998.